Skins Inc.
1115 Broadway- 12th Floor
New York, NY 10010

July 9, 2008

Dear Michael Solomon,

Skins Inc. (the “Company”) is pleased to confirm your employment on the following terms:

1.  Position. You will serve in the full time position of Chief Financial Officer reporting to the Company’s Chief Executive Officer.

2.  Cash and Bonus Compensation. Commencing with your start date, which was June 16, 2008, the Company will pay you a base salary at the rate of One Hundred Seventy-Five Thousand Dollars ($175,000) per year, prorated over 12 pay periods and compensated at a monthly rate of $14,583.33, payable in accordance with the Company’s standard payroll schedule. Your base pay shall be increased to Two Hundred Thousand Dollars ($200,000) per year, prorated over 12 pay periods compensated at a monthly rate $16,666.66, upon the completion of a financing transaction or a series of financing transactions cumulatively totaling in excess of $1 million. Your position will be exempt and not eligible for overtime. The Board of Directors of the Company (the “Board”) may review your annual base salary for any possible increase at the end of any fiscal year from the date hereof or otherwise in accordance with the Company’s standard compensation review policies and procedures. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. In addition, you will be eligible for a target incentive bonus, at the discretion of the Board of Directors, for each fiscal year of the Company, payable during the Company’s annual bonus payout schedule. The bonus (if any) will be awarded based on financial metrics established by the Board, paid subsequent to the Company’s books for a given year have been closed and paid only if you are employed by the Company through the subject fiscal year. The determinations of the Board with respect to your bonus will be completely at the discretion of the Board, final, and binding.

3.  Employee Benefits. As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits including medical and dental benefits, as defined by appropriate plan guidelines. You will also have four weeks paid vacation, all in accordance with the Company’s policies as in effect from time to time. In accordance with the Company’s generally applicable policies, you will be reimbursed for all reasonable travel and business expenses incurred by you in connection with your employment duties.

4.  Shares of Common Stock. You will be granted 150,000 restricted shares of the Company’s Common Stock upon the commencement of your employment. Upon the three month anniversary of your employment with the Company, measured from the commencement date, you will receive an additional 250,000 restricted shares of the Company’s Common Stock. The Common Stock grants will be subject to various restrictions under Company policy and various Federal and State laws and regulations. You will be eligible for further stock grants and/or stock options as determined by the Board of Directors.

Michael S. Solomon

5.  Employment Relationship. Your employment with the Company is for no specific period of time. Your employment with the Company will be “at will” for all purposes, meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement. At a future date not to exceed six months from the commencement of your employment the Company will consider an employment agreement similar to employment agreements the Company has entered into with other senior executives.

6.  Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the prior written consent of the Company, which consent shall not be unreasonable withheld. While you render services to the Company, you also will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company. Notwithstanding anything in this Section 6, the Employee shall be permitted to conduct consulting or tax services to existing clients only as long as (i) the Company provides prior written consent, which is revocable by the Company at any time with 10 days notice, (ii) these companies are not in, or become in, competition with the Company, and (iii) the consulting services do no impair the Employee’s ability as a full time employee of the Company.

7.  Withholding Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

8.  Background Check. Your employment is contingent upon satisfactory results of a background check and reference check and your signing the attached Confidentiality and Non-Solicitation Agreement. Compliance with the U.S. Government’s Immigration Reform and Control Act of 1986 requires verification of the right to work in the United States. Please be prepared to provide the proper identification on your start date.

9.  Confidentiality; Non-Solicitation; Non-Competition; Developmental Rights. Your employment is contingent upon agreement to the confidentiality, non-solicitation, non-competition covenants, and developmental rights attached to this letter as Exhibit A.

Michael S. Solomon

10.  Entire Agreement. Except as set forth herein, this letter agreement supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between you and the Company.

We hope that you will find the above terms acceptable. You may indicate your agreement with these terms by signing and dating the enclosed duplicate original of this letter agreement and returning it to me. By signing this letter agreement, you reconfirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

[SIGNATURE PAGE TO FOLLOW]

Michael S. Solomon

Very truly yours,
Skins Inc.

________________________
Mark Klein
Chief Executive Officer

I have read and accept the above terms of employment:

________________________________
Signature of Michael Solomon

Confidentiality; Non-Solicitation; Non-Competition; Developmental Rights.

1.  Confidentiality.

The undersigned employee (“Employee”) agrees that she will not use or disclose to any third party any trade secret, information, knowledge or data not generally known or available to the public which Employee may have learned, discovered, developed, conceived, originated or prepared during or as a result of Employee’s employment by the Company with respect to the operations, businesses, affairs, products, services, technology, intellectual properties, operations, customers, clients, policies, procedures, accounts, personnel, concepts, format, style, techniques or software of the Company (collectively “Confidential Information”) during the term of employment and thereafter. Employee agrees to execute and deliver, as requested by the Company, reasonable confidentiality agreements with respect to the Confidential Information. Immediately following the termination of Employee’s employment with the Company, Employee will return to the Company all materials, except for Employee’s rolodex or personal phone book and other personal items provided to Employee by the Company during the term hereof, all works created by Employee or others in the course of her or their employment duties during the term of Employee’s employment, and all copies thereof. Notwithstanding the foregoing, the limitations imposed on Employee shall not apply to Employee’s (i) compliance with legal process or subpoena, or (ii) statements in response to inquiry from a court or regulatory body, provided that Employee gives the Company reasonable prior written notice of such process, subpoena or request.

2. Non-Solicitation.

Employee agrees that at all times during the term of employment and for one (1) year after the termination of Employee’s employment with the Company, Employee, except on behalf of the Company, shall not, directly or indirectly, and in any way as related to the Business (as defined below), as it may change from time to time:

(a)  Solicit or attempt to solicit the business of any customer or client of the Company;

(b)  Induce or attempt to induce any client or customer of the Company to reduce its business with the Company; or

(c)  Induce or attempt to induce any employee of the Company to terminate his or her employment with the Company or attempt to hire any such person.

3.  Non-Competition.

(a) Employee agrees that he shall not in the United States, at any time during his employment by the Company, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer or manager, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which engages in the design, marketing, sale, license and/or distribution of casual or athletic footwear (the “Business”). Notwithstanding the foregoing, Employee may (i) own an equity interest in the Company, and (ii) own up to 1% of the securities in a corporation engaged in a business that competes with the Company, provided that such securities are listed on a national securities exchange or reported on The Nasdaq National Market.

(b) Employee declares that the foregoing limitations are reasonable and necessary to protect the business of the Company and its affiliates. If any portion of the restrictions should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected, but rather such court shall reform the provision deemed invalid so that it shall be as near to the terms of this Agreement as possible and still remain enforceable under applicable law.

(c) Notwithstanding anything in this Section 3, the Employee shall be permitted to conduct consulting and tax services to companies as long as (i) the Company provides prior written consent, which is revocable by the Company at any time with 10 days notice, (ii) these companies are not in, or become in, competition with the Company, and (iii) the consulting services do no impair the Employee’s ability as a full time employee of the Company.

4. Developmental Rights.

Employee agrees that any developments by way of invention, design, copyright, trademark or other matters which may be developed or perfected by him during the term hereof, and which relate to the business of the Company or its subsidiaries or affiliates, shall be the property of the Company without any interest therein by Employee, and she will, at the request and expense of the Company, cooperate with the Company in applying for and prosecuting letters patent thereon in the United States or in foreign countries if the Company so requests, and will assign and transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefore; provided, however, that the foregoing shall not apply to an invention that Employee develops entirely on her own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company.

5. At Will Employment.

Employee understands that her employment with the Company is “at will” for all purposes, meaning that either she or the Company may terminate the employment at any time and for any reason, with or without cause.

I have read the above and agree to comply with each of the provisions above.

_________________________________
Signature of Michael Solomon